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                                                                       EXHIBIT 5

                      [FINN DIXON & HERLING LLP LETTERHEAD]

                                 March 12, 2002

Memry Corporation
3 Berkshire Boulevard
Bethel, Connecticut  06801

        Re: Memry Corporation -- Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as special counsel to Memry Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement"), of the Company, covering the offer and sale of 8,594,730 shares of the Common Stock, $0.01 par value per share (the "Shares"), all of which shares are to be sold by certain selling stockholders (the "Selling Stockholders").

         In rendering the opinion set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Registration Statement; (ii) the Certificate of Incorporation, as amended, the By-laws, as amended, and minute books of the Company; and (iii) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinion expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

         Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable, and the shares underlying the warrants will be, upon exercise of the warrants, duly authorized and validly issued and fully paid and nonassessable.

         We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name under the heading "Legal Counsel" in the Registration Statement and the Prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the

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Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur or come to our attention or any changes in law that may hereafter occur.

                                        Very truly yours,



                                        /s/ Finn Dixon & Herling LLP
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                                        FINN DIXON & HERLING LLP